Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-8 (No. 333-200183) of our report dated March 12, 2018, relating to the consolidated financial statements of Ashford Inc. appearing in Ashford Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ BDO USA, LLP
Dallas, Texas

August 23, 2018